Exhibit 99.1

DANAHER REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS

WASHINGTON, D.C., January 24, 2008 — Danaher Corporation (NYSE:DHR) announced results for the fourth quarter and year ended December 31, 2007. Net earnings for the fourth quarter were $320 million, or $0.97 per diluted share. Earnings for the period include the results of operations of Tektronix since its acquisition in November, 2007. Included in the results are certain non-cash charges related to the Tektronix acquisition for purchased in-process research and development and the fair value adjustments to recorded inventory and deferred revenue which reduced net earnings by $66 million or $0.20 per diluted share in the period. Also included in the earnings per share results are gains of approximately $0.05 per diluted share related to reductions of income tax reserves as a result of the favorable resolution of certain prior year tax items. Absent these two items, adjusted earnings per diluted share was $1.12, a 19% increase over last years’ comparable adjusted earnings per diluted share from continuing operations of $0.94.

Attached is a reconciliation of adjusted diluted net earnings per share from continuing operations to diluted net earnings per share from continuing operations calculated according to GAAP, for the three and twelve month periods ended December 31, 2007 and the comparable prior year periods.

Sales from continuing operations for the 2007 fourth quarter were $3.1 billion, 19.5% higher than the $2.6 billion reported for the 2006 fourth quarter.

Net earnings from continuing operations for the full year 2007 were $1.2 billion, or $3.72 per diluted share. In addition to the fourth quarter 2007 items noted in the first paragraph, full year 2007 earnings per diluted share benefited from a $0.02 per diluted share gain related to the collection of indemnity proceeds and a $0.02 per diluted share gain resulting primarily from the impact of income tax rate reductions in certain international jurisdictions. Excluding these gains, as well as the other 2007 items referenced in the first paragraph, adjusted earnings per diluted share from continuing operations for the 2007 full year was $3.83, an increase of 19% compared to 2006 full year adjusted earnings per diluted share. Adjusted earnings per diluted share was $3.85 including the impact of $0.02 per diluted share for discontinued operations from prior quarters. For the 2007 full year, net earnings per diluted share was $4.19 which includes the gain on the sale of the Power Quality business in July, 2007.

Sales from continuing operations for 2007 were $11 billion compared to $9.6 billion for 2006, an increase of 16.5%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased once again to report record fourth quarter and full year results. For the quarter, growth from existing businesses, also known as core revenues, increased 4.5%. Operating cash flow from continuing operations for the year was a record $1.7 billion, representing an 11% increase over 2006. Despite softness in some of our OEM and U.S. consumer facing end markets, we continue to see strength across most of our businesses and remain confident in our ability to again deliver in 2008.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com).

Statements in this release that are not strictly historical, including the statements regarding expectations for 2008 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, competition, our ability to develop and successfully market new products and technologies, our ability to expand our business in new geographic markets, our ability to identify, consummate and integrate appropriate acquisitions, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations, the performance of our distribution and other channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic conditions in the end-markets we sell into, commodity costs and surcharges, currency exchange rates, tax audits, and general domestic and international economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2006 Annual Report on Form 10-K and Third Quarter 2007 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation or intend to update any forward-looking statement except as required by law.

To download a copy of the full earnings report, please go to www.danaher.com.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

($ in thousands, except per share amounts)

	Three Months Ended		Year Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Sales	$3,141,177	$2,625,394	$11,025,917	$9,466,056
Operating costs and expenses:
Cost of sales	1,690,647	1,445,567	5,985,022	5,268,996
Selling, general and administrative expenses	769,178	627,793	2,713,097	2,273,227
Research and development expenses	216,582	109,827	601,424	440,002
Other (income) expense	—	—	(14,335)	(16,379)

Total operating expenses	2,676,407	2,183,187	9,285,208	7,965,846

Operating profit	464,770	442,207	1,740,709	1,500,210
Interest expense	(32,793)	(25,811)	(109,702)	(79,375)
Interest income	2,735	1,236	6,092	8,008

Earnings from continuing operations before income taxes	434,712	417,632	1,637,099	1,428,843
Income taxes	(114,487)	(97,623)	(423,101)	(319,637)

Earnings from continuing operations	320,225	320,009	1,213,998	1,109,206
Earnings from discontinued operations, net of income taxes	—	3,708	155,906	12,823

Net earnings	$320,225	$323,717	$1,369,904	$1,122,029

Earnings per share from continuing operations:
Basic	$1.02	$1.04	$3.90	$3.60

Diluted	$0.97	$0.99	$3.72	$3.44

Earnings per share from discontinued operations:
Basic	$0.00	$0.01	$0.50	$0.04

Diluted	$0.00	$0.01	$0.47	$0.04

Net earnings per share:
Basic	$1.02	$1.05	$4.40	$3.64

Diluted	$0.97	$1.00	$4.19	$3.48

Average common stock and common equivalent shares outstanding:
Basic	315,437	308,894	311,225	307,984
Diluted	334,013	327,219	329,459	325,251

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31 ($ in thousands)

	2007	2006
ASSETS
Current Assets:
Cash and equivalents	$239,108	$317,810
Trade accounts receivable, less allowance for doubtful accounts of $108,782 and $102,369	1,984,384	1,654,725
Inventories	1,193,615	988,709
Prepaid expenses and other current assets	632,660	475,495

Total current assets	4,049,767	3,436,739

Property, plant and equipment, net	1,108,634	868,623
Other assets	356,176	300,226
Goodwill	9,241,011	6,560,239
Other intangible assets, net	2,564,973	1,698,324

Total assets	$17,320,561	$12,864,151

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$330,480	$10,855
Trade accounts payable	1,125,600	932,870
Accrued expenses and other liabilities	1,358,773	1,515,989

Total current liabilities	2,814,853	2,459,714

Other liabilities	2,024,256	1,336,916
Long-term debt	3,395,764	2,422,861
Stockholders’ equity:
Common stock - $0.01 par value, 500,000 shares authorized; 352,608 and 341,223 issued; 317,984 and 308,242 outstanding	3,526	3,412
Additional paid-in capital	1,718,716	1,027,454
Accumulated other comprehensive income	542,690	191,985
Retained earnings	6,820,756	5,421,809

Total stockholders’ equity	9,085,688	6,644,660

Total liabilities and stockholders’ equity	$17,320,561	$12,864,151

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31 ($ in thousands)

	2007	2006
Cash flows from operating activities:
Net earnings	$1,369,904	$1,122,029
Less: earnings from discontinued operations, net of tax	155,906	12,823

Net earnings from continuing operations	1,213,998	1,109,206
Non-cash items, net of the effect of discontinued operations:
Depreciation	173,942	151,524
Amortization	94,550	64,173
Stock compensation expense	73,347	67,191
Change in deferred income taxes	39,336	24,154
Change in trade accounts receivable, net	(72,555)	(48,255)
Change in inventories	38,094	3,683
Change in accounts payable	103,800	75,927
Change in prepaid expenses and other assets	38,601	(14,962)
Change in accrued expenses and other liabilities	(3,805)	98,088

Total operating cash flows from continuing operations	1,699,308	1,530,729
Total operating cash flows from discontinued operations	(53,533)	16,522

Net cash flows from operating activities	1,645,775	1,547,251

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(162,071)	(136,411)
Proceeds from disposals of property, plant and equipment	15,537	9,988
Cash paid for acquisitions	(3,576,562)	(2,656,035)
Cash paid for investment in acquisition target and other marketable securities	(23,219)	(84,102)
Proceeds from sale of investment and divestitures	301,278	98,485

Total investing cash flows from continuing operations	(3,445,037)	(2,768,075)
Total investing cash flows from discontinued operations	(722)	(1,295)

Net cash used in investing activities	(3,445,759)	(2,769,370)

Cash flows from financing activities:
Proceeds from issuance of common stock	733,028	98,415
Payment of dividends	(34,275)	(24,589)
Purchase of treasury stock	(117,486)	—
Net increase in borrowings (maturities of 90 days or less)	647,761	846,897
Proceeds from debt borrowings (maturities longer than 90 days)	493,705	757,490
Debt repayments	(10,563)	(459,372)

Net cash used in financing activities	$1,712,170	1,218,841

Effect of exchange rate changes on cash and equivalents	9,112	5,537

Net change in cash and equivalents	(78,702)	2,259
Beginning balance of cash and equivalents	317,810	315,551

Ending balance of cash and equivalents	$239,108	$317,810

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

($ in thousands, unaudited)

	Three Months Ended		Year Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Sales
Professional Instrumentation	$1,097,511	$799,247	$3,537,912	$2,906,464
Medical Technologies	866,311	697,386	2,997,986	2,219,976
Industrial Technologies	812,436	756,914	3,153,378	2,988,820
Tools & Components	364,919	371,847	1,336,641	1,350,796

	$3,141,177	$2,625,394	$11,025,917	$9,466,056

Operating Profit
Professional Instrumentation	$175,227	$178,387	$709,502	$625,577
Medical Technologies	132,863	102,088	393,230	261,604
Industrial Technologies	132,046	123,570	532,477	467,737
Tools & Components	43,210	54,513	175,634	194,063
Other	(18,576)	(16,351)	(70,134)	(48,771)

	$464,770	$442,207	$1,740,709	$1,500,210

Operating Margins
Professional Instrumentation	16.0%	22.3%	20.1%	21.5%
Medical Technologies	15.3%	14.6%	13.1%	11.8%
Industrial Technologies	16.3%	16.3%	16.9%	15.7%
Tools & Components	11.8%	14.7%	13.1%	14.4%

Total	14.8%	16.8%	15.8%	15.9%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information

Danaher Corporation

Supplemental Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

Three Months and Years Ended December 31, 2007 and December 31, 2006

	Three Months Ended			Years Ended
	December 31, 2007	December 31, 2006	% Change	December 31, 2007	December 31, 2006	% Change
Earnings from Continuing Operations per GAAP	$320,225	$320,009	0.0%	$1,213,998	$1,109,206	9.5%

After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—	—		(8,110)	—
After-tax gain on sale of securities acquired in connection with an unsuccessful acquisition bid (First Technology—$14 million pre-tax)	—	—		—	(9,083)
Gains from net reduction in income tax reserves and discrete tax benefits	(14,562)	(16,800)		(21,084)	(69,473)
After-tax charges related to the acquisition of Tektronix, for purchased in-process research and development and fair value adjustments to recorded inventory and deferred revenue balances ($68.2 Million pre-tax)	66,000	—		66,000

Adjusted Earnings from Continuing Operations (Non-GAAP)	$371,663	$303,209	22.5%	$1,250,804	$1,030,650	21.5%

Diluted Earnings Per Share from Continuing Operations per GAAP	$0.97	$0.99	-2.0%	$3.72	$3.44	8.0%

After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—	—		$(0.02)	—
After-tax gain on sale of securities acquired in connection with an unsuccessful acquisition bid (First Technology—$14 million pre-tax)	—	—		—	(0.03)
Gains from net reduction in income tax reserves and discrete tax benefits	(0.05)	(0.05)		(0.07)	(0.21)
After-tax charges related to the acquisition of Tektronix, for purchased in-process research and development and fair value adjustments to recorded inventory and deferred revenue balances ($68.2 Million pre-tax)	0.20			0.20

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$1.12	$0.94	19.0%	$3.83	$3.20	19.0%

NOTE: In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the non-GAAP measure of adjusted diluted earnings per share from continuing operations (the “non-GAAP measure”) which compares diluted net earnings per share from continuing operations for the three months and year ended December, 2007 to diluted earnings per share from continuing operations for the three months and year ended December 31, 2006 on a basis which:

•

In the 2007 period, excludes (1) the gain on indemnity proceeds received in connection with a litigation matter, (2) gains related to a net reduction of income tax reserves and discrete tax benefits, and (3) certain non-cash charges related to the acquisition of Tektronix, Inc. for purchased in-process research and development and the fair value adjustments to recorded inventory and deferred revenue balances; and

•

In the 2006 period, excludes (1) gains related to a net reduction of income tax reserves and discrete tax benefits, and (2) gains related to the sale of securities acquired in connection with an unsuccessful acquisition bid.

The non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, diluted net earnings per share calculated according to GAAP. Danaher’s non-GAAP measure may be defined differently than similar non-GAAP measures that are used by other companies.

Danaher management believes that the non-GAAP measure reflects an additional way of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measure, provide a more complete understanding of Danaher’s current performance and performance compared to previous periods and forecasts, and helps identify underlying trends in Danaher’s business. The gains related to indemnity proceeds, the sale of securities and the net reductions in income tax reserves and discrete tax benefits have been excluded from the non-GAAP measure because items of this nature and size occur with inconsistent frequency and for reasons that may be unrelated to Danaher’s commercial performance during the period. The charges related to the Tektronix acquisition have been excluded because acquisition-related charges of this nature and size occur with inconsistent frequency and we believe are not indicative of Danaher’s ongoing operating costs in a given period.

Danaher management references the non-GAAP measure in assessing current performance and making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher management believes that the non-GAAP measure helps investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use the non-GAAP measure to assess Danaher’s performance, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of the non-GAAP measure is that use of the non-GAAP measure (as compared to the related GAAP measure) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. Another limitation of the non-GAAP measure is that it excludes items of income that affect Danaher’s operations and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Danaher management compensates for these and other limitations of the non-GAAP measure by also considering Danaher’s financial results as determined in accordance with GAAP.